EXHIBIT 99.1

Sibling Entertainment Group Holdings, Inc.

October 1, 2009

Mr.  Barry Davis
Stocks That Move LLC
9060 Equus Circle
Boynton Beach, FL 33472-4314

Dear Mr.  Davis:

When signed by you in the space below, this letter will confirm an agreement between Stocks That Move LLC, a Delaware Corporation (“StocksThatMove”), with its principal place of business located at 9060 Equus Circle, Boynton Beach, FL 33472-4314, and Sibling Entertainment Group Holdings, Inc., a Texas Corporation (“SIBE”) with a principal place of business located at 333 Hudson Street, Suite 901, New York, NY 10013.

WHEREAS, StocksThatMove is in the business of providing day trading commentary via the Internet and other electronic subscription services at http://StocksThatMove.com and a variety of corporate services including the introduction of clients to influential corporate public stock promoters, investment bankers and other companies related to the growth and promotion of companies in the public markets.

WHEREAS, SIBE is currently trading over-the-counter on the bulletin board under symbol SIBE.OB;

WHEREAS, SIBE is seeks to increase awareness within the public stock market, stock marketing firms, investment bankers and other corporate resources; and

WHEREAS, SIBE is seeking to increase awareness among the type of investor who frequent sights such as StocksThatMove.com and subscribe to services affiliated with StocksThatMove;

WHEREAS, StocksThatMove, together have the knowledge and the ability to introduce and provide SIBE with such services; and

NOW, THEREFORE, based upon the mutual conditions and covenants contained herein the parties agree as follows:

a.
For a period of twelve (12) months from the date of this Agreement, StocksThatMove will consult SIBE in various aspects of its business development as well as use its best efforts to introduce SIBE to third party marketing companies, investment bankers and other corporate promotion companies as well as its website StocksThatMove.com.

333 Hudson Street, 901 ▪ New York ▪ NY ▪ 10013
Tel: (212) 414-9600 ▪ Fax (917) 591-3171

CONSULTANT AGREEMENT
October 1, 2009 – Sibling Entertainment Group Holdings, Inc and Stocks That Move LLC

b.
In return for such consulting services including SIBE approved sponsored company updates on StocksThatMove.com, SIBE agrees to pay to StocksThatMove, or its nominee, compensation in the form of two million (2,000,000) restricted common shares to be issued by Sibling Entertainment Group Holdings, Inc. as of October 1, 2009 to be issued in accordance with Exhibit A (attached).

c.	It is understood that these shares are not registered with the SEC, and shall be subject to Rule 144 of the SEC Ad of 1934 as amended and all other applicable SEC Regulations.

2.	Method and Manner.

a.
Purchase and Sale of Stock. Nothing in this agreement shall compel or preclude StocksThatMove, or their owners, employees, affiliates or assigns, from recommending the purchase or sale of SIBE, or from buying or selling the stock personally.

b.	StocksThatMove specifically represent that by agreeing to perform the above described consulting services and advertising services, it is not agreeing to recommend the purchase of SIBE stock.

c.
Content of Material.  StocksThatMove will not consult with, inform, or discuss in advance with SIBE the content of any of its recommendations on StocksThatMove.com, and StocksThatMove shall be solely responsible for the statements it makes and the materials it relies upon in making its recommendations to subscribers, except StocksThatMove will not release any information provided by SIBE to any third party by any means including any electronic means including the Internet without a signed written approval by an officer of SIBE.

d.
Compliance with Laws.  StocksThatMove shall provide the consulting services and advertising services detailed above in compliance with, all applicable laws, regulations, ordinances, and contracts applicable thereto.

e.	No Violation. StocksThatMove represent, warrant, arid agree that the performance of the Services will not violate any contractual rights, trade secrets, or other rights of any third party.

3.	Terms and Termination. The term of this contract shall be for a period of one year from October 1, 2009 until September 30, 2009.

4.
Non-disclosure and Non-solicitation. No party to this agreement shall directly or indirectly disclose to any third party or person other than a duly authorized representative of the Parties to this agreement at any time during the term of this Agreement or subsequent to its termination or expiration thereof, any confidential or proprietary information pertaining to any party of this Agreement, including but not limited to customer lists, contacts, financial data, or business opportunities for new or developing business.  In the event of such disclosure, each party shall be entitled to all remedies and injunctive relief as a remedy for the breach thereof, in addition to all other remedies available at law or in equity.

CONSULTANT AGREEMENT
October 1, 2009 – Sibling Entertainment Group Holdings, Inc and Stocks That Move LLC

5.
Miscellaneous.  This Agreement contains the entire understanding of the parties with respect to all matters referred to herein and may not be changed, amended, modified, or waive d orally but only by written agreement signed by the party against whom enforcement of any waiver, change, modification, or amendment is sought This Agreement shall be construed under the laws of the State of Delaware.  If any provision in this Agreement is held by a court o competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall nevertheless continue in full force and effect.  The headings to the section of this Agreement are for reference only and shall not affect its construction or interpretation.

6.
Breach and Remedies.  StocksThatMove will, be in material breach of this Agreement if it fails to provide the Services expressed herein.  In the event of breath, StocksThatMove, StocksThatMove or their nominees that benefited from any distribution of stock, would be obligated to forfeit their shares, and return, them to SIBE.  If the shares have been sold, in whole or in part, then StocksThatMove , StocksThatMove or its nominees would be obligated to return the proceeds of any such sale(s).  SIBE will be in material breach of this Agreement if (1) it is found to be involved in criminal activity and prosecuted with a subsequent guilty verdict; (2) is found to be wider investigation by the SEC and found guilty; (3) it fails to begin within six (6) months; (4) if after trading begins is delisted by the SEC, or fails in the requirements of the SEC and resulting in an “E” being placed after their symbol, except if an “E” is placed for a delay in filing, no breach will have been made.  In the event of a breach by SIBE and/or StocksThatMove may terminate all services to SIBE.  StocksThatMove or their nominess shall be obliged to refund any payments/stock to SIBE in event of said breach other than #1, #2 and #3 in Paragraph 6.

7.	In the event of litigation, the losing party agrees to pay all reasonable legal costs of the prevailing party, including legal fees.

8.
Notices.  Any notice, request demand, consent, waiver or other communication which either party may wish to serve or, may be required to serve on either party shall be in writing and shall be served by personal delivery, by facsimile, by prepaid recognized overnight air express delivery, by pre-paid certified mail, return receipt requested, to such party at the address set forth at the beginning of this Agreement.

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CONSULTANT AGREEMENT
October 1, 2009 – Sibling Entertainment Group Holdings, Inc and Stocks That Move LLC

IN WITNESS WHEREOF, the parties have executed this Agreement on this 1st  day of October 2009.

Sibling Entertainment Group Holdings, Inc.

/s/ Mitchell Maxwell

Mitchell Maxwell, President

ACCEPTED AND AGREED TO

Stocks That Move LLC

/s/ Barry Davis

Barry Davis, Managing Member

CONSULTANT AGREEMENT
October 1, 2009 – Sibling Entertainment Group Holdings, Inc and Stocks That Move LLC

EXHIBIT A

The two million (2,000,000) shares shall be allocated and issued in the following manner:

A.           Nine Hundred Thousand (900,000) Shares

HOWARD EDRICH
3640 YACHT CLUB DR., APT. 1401
AVENTURA FL 33180

B.           Nine Hundred Thousand (900,000) Shares

KIM DAVIS
9060 EQUUS CIRCLE
BOYNTON BEACH, FL 33472-4314

C.           Two Hundred Thousand (200,000) Shares

BARRY DAVIS
3600 MYSTIC POINTE DR, PH 18
AVENTURA, FL   33180